UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

Peabody Energy Corporation

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-16463 (Commission File Number)	13-4004153 (IRS Employer Identification No.)

701 Market Street, St. Louis, MO (Address of principal executive offices)	63101 (Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1 Letter Agreement
Exhibit 10.2 Letter Agreement
Exhibit 10.3 Amended and Restated Employment Agreement
Exhibit 10.4 Amended and Restated Employment Agreement
Exhibit 99.1 Press Release

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2005, the Company entered into Letter Agreements and Amended and Restated Employment Agreements with each of Gregory H. Boyce and Irl F. Engelhardt, as described in Item 5.02. Such description is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 28, 2005, the Board of Directors of the Company elected Gregory H. Boyce to the position of President and Chief Executive Officer, effective January 1, 2006. Mr. Boyce also was elected to the Board of Directors of the Company, and named Chairman of the Executive Committee of the Board, effective March 1, 2005. Current Chairman and Chief Executive Officer, Irl F. Engelhardt, will continue as Chairman and Chief Executive Officer for the duration of 2005 and will remain employed as Chairman of the Board as of January 1, 2006. On March 1, 2005, the Company filed a press release announcing these changes; that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 28, 2005, the Company entered into Letter Agreements and Amended and Restated Employment Agreements with each of Messrs. Boyce and Engelhardt. These agreements are attached hereto as Exhibits 10.1-10.4 and incorporated by reference herein, and the following description of these agreements is qualified by such attachments.

Pursuant to the Letter Agreement with Mr. Boyce, the Company has agreed to gradually transfer to Mr. Boyce during the balance of 2005 the duties and responsibilities of the Company’s Chief Executive Officer, and Mr. Boyce has agreed to accept these additional duties and responsibilities. Pursuant to the Letter Agreement with Mr. Engelhardt, the Company has requested that Mr. Engelhardt agree to, and assist with, such transfer of duties and responsibilities, and Mr. Engelhardt has agreed to do so.

Mr. Boyce’s Amended and Restated Employment Agreement, which is effective as of January 1, 2006, provides for a three-year term that extends day-to-day so that there are at all times remaining a term of three years. Under such agreement, Mr. Boyce will be entitled to a minimum base salary of $800,000, subject to increase by the Board of Directors of the Company as its deems appropriate, and Mr. Boyce also will be eligible to receive an annual cash bonus of up to 175% of his base salary. A long term incentive award consisting of stock options and performance shares is granted annually with a value at the time of the grant of 225% of his then current base salary. Both the bonus and the annual long term incentive award are earned based on achievement of certain performance targets as established by the Board. Mr. Boyce will receive qualified and nonqualified defined contribution retirement, life insurance, D&O insurance, medical and other standard executive benefits and will retain any outstanding stock options and other equity-based incentive awards previously granted to him. Following a termination by the Company without Cause or his resignation for Good Reason (each as defined in the Amended and Restated Employment Agreement), Mr. Boyce will be entitled to a payment in substantially equal installments equal to three years’ base salary and three times the higher of (1) his target annual bonus for the year of termination or (2) the average of the actual annual bonuses paid to him in the three prior years. Mr. Boyce also will be entitled to a one-time prorated bonus for the year of termination (based on the Company’s actual performance multiplied by a fraction, the numerator of which is the number of business days Mr. Boyce was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when bonuses, if any, are paid to other executives of the Company. Following termination, Mr. Boyce also will receive qualified and nonqualified defined contribution retirement, life insurance, medical and other standard executive benefits for three years. In addition to the aforementioned, Mr. Boyce will be entitled to be paid a lump sum of $800,000 following his termination if the termination occurs on or after age 55 (or age 52 if termination occurs without Cause or for Good Reason), or as a result of death or Disability (as defined in the Amended and Restated Employment Agreement). Mr. Boyce, upon termination by the Company without Cause, his resignation for Good Reason, death, Disability, or termination for any reason after the earlier of (1) reaching age 55 or (2) five years after being named Chief Executive Officer, will be entitled to deferred compensation payable in cash in one of the following amounts: if termination occurs (a) prior to age 55, the greater of (i) the cash equivalent of the fair market value of 20,000 shares of Company Common Stock on October 1, 2003 plus interest or (ii) an amount equal to the fair market value of 20,000 shares on the date of termination; (b) on or after age 55 but prior to age 62, the greater of (i) the amount referenced in (a) on the date of termination, (ii) $1.6 million, reduced by .333% for each month that termination occurs before reaching age 62, or (iii) an amount equal to the fair market value of 20,000 shares on the date of termination; (c) on or after age 62, the greater of the amount referenced in (b) on the date of termination or $1.6 million. Mr. Boyce’s Amended and Restated Employment Agreement also provides for confidentiality obligations during and following his employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following, his employment. If Mr. Boyce breaches any of his confidentiality, noncompetition or nonsolicitation provisions, he will forfeit any unpaid amounts or benefits. The provisions described above regarding Mr. Boyce’s base salary, annual cash bonuses and long-term incentive awards are effective as of March 1, 2005.

Mr. Engelhardt’s Amended and Restated Employment Agreement, which is effective as of January 1, 2006, provides for a two-year term. Under such agreement, Mr. Engelhardt will be entitled to a minimum base salary of $350,000, subject to increase by the Board of Directors of the Company as its deems appropriate, and Mr. Engelhardt also will be eligible to receive an annual cash bonus of up to 75% of his base salary, based on achievement of certain performance targets as established annually by the Board. Mr. Engelhardt will receive qualified and nonqualified retirement, life insurance, D&O insurance, medical and other standard executive benefits and will retain any outstanding stock options and other equity-based incentive awards previously granted to him. Following a termination by Mr. Engelhardt for Good Reason (as defined in the Amended and Restated Employment Agreement), Mr. Engelhardt will be entitled to a lump sum severance payment equal to his remaining base salary under the agreement. Mr. Engelhardt also will be entitled to a one-time prorated bonus for the year of termination (based on the Company’s actual performance multiplied by a fraction, the numerator of which is the number of business days Mr. Engelhardt was employed during the year of termination, and the denominator of which is the total number of business days during that year), payable when bonuses, if any, are paid to other executives of the Company. Mr. Engelhardt may not be terminated by the Company without Cause (as defined in the Amended and Restated Employment Agreement), which includes failure to perform his duties under the Agreement. Following termination, Mr. Engelhardt also will receive qualified and nonqualified retirement, life insurance, medical and other standard executive benefits for the balance of the term. Mr. Engelhardt’s Amended and Restated

Employment Agreement also provides for confidentiality obligations during and following his employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following, his employment. If Mr. Engelhardt breaches any of his confidentiality, noncompetition or nonsolicitation provisions, he will forfeit any unpaid amounts or benefits.

As of January 1, 2006, the aforementioned Amended and Restated Employment Agreements of each of Messrs. Boyce and Engelhardt will supercede in all respects, respectively, the Employment Agreement, as amended, dated as of October 1, 2003, by and between the Company and Mr. Boyce, and the Employment Agreement, as amended, dated as of May 19, 1998, by and between the Company and Mr. Engelhardt.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Letter Agreement, dated as of March 1, 2005, by and between the Company and Gregory H. Boyce.

10.2	Letter Agreement, dated as of March 1, 2005, by and between the Company and Irl F. Engelhardt.

10.3	Amended and Restated Employment Agreement, dated as of January 1, 2006, by and between the Company and Gregory H. Boyce.

10.4	Amended and Restated Employment Agreement, dated as of January 1, 2006, by and between the Company and Irl F. Engelhardt.

99.1	Press Release dated March 1, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2005

PEABODY ENERGY CORPORATION
By:	/s/ Jeffery L. Klinger
Jeffery L. Klinger, General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Letter Agreement, dated as of March 1, 2005, by and between the Company and Gregory H. Boyce.

10.2	Letter Agreement, dated as of March 1, 2005, by and between the Company and Irl F. Engelhardt.

10.3	Amended and Restated Employment Agreement, dated as of January 1, 2006, by and between the Company and Gregory H. Boyce.

10.4	Amended and Restated Employment Agreement, dated as of January 1, 2006, by and between the Company and Irl F. Engelhardt.

99.1	Press Release dated March 1, 2005.